Exhibit 1.1
Indemnity Agreement
October 6, 2005
     Reference is made to (i) the Underwriting Agreement being entered into simultaneously herewith (the “Underwriting Agreement”), among West Corporation, a Delaware corporation (the “Company”), Gary L. West and Mary E. West (the “Selling Stockholders”) and the Underwriters named on Schedule I thereto and (ii) the Registration Rights Agreement, dated November 25, 1996 (the “Registration Rights Agreement”), among the Company, the Selling Stockholders and the other stockholders named therein. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Underwriting Agreement.
     1. (a) The Company will indemnify and hold harmless each Selling Stockholder against any losses, claims, damages or liabilities, joint or several, to which such Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus Supplement, Prospectus Supplement, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Selling Stockholder for any legal or other expenses reasonably incurred by such Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus Supplement, Prospectus Supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such Selling Stockholder or by any Underwriter through Goldman, Sachs & Co. expressly for use in preparation thereof.
     (b) The Selling Stockholders, jointly and severally, will indemnify and hold harmless the Company against any losses, claims, damages or liabilities, joint or several, to which the Company may become subject, under the Act or otherwise, with respect to any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus Supplement, Prospectus Supplement, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or with respect to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case if such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus Supplement, Prospectus Supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Selling

Stockholders expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Selling Stockholders shall not be liable in any such case to the extent that any such loss, claim, damage or liability (or action in respect thereof) arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus Supplement, Prospectus Supplement, the Registration Statement or the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman, Sachs & Co. expressly for use therein.
     (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection (except to the extent that the indemnifying party is materially prejudiced thereby). In case any such action shall be brought against any indemnified party, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party. The indemnifying party shall not be required to indemnify the indemnified party for any amount paid or payable by the indemnified party in the settlement of any action, proceeding or investigation without the written consent of the indemnifying party, which consent shall not be unreasonably withheld.
     (d) If the indemnification provided for in this Section 1 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the Selling Stockholders on the other hand in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and the Selling Stockholders on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Selling Stockholders on the other hand and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each of the Selling Stockholders agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     (e) Notwithstanding the provisions of this Section 1, the indemnification and contribution obligations of the Selling Stockholders shall not exceed the amount of aggregate proceeds (net of any underwriting fees and expenses and other transaction costs) received by them from the Underwriters.
     (f) The obligations of the Company under this Section 1 shall be in addition to any liability that the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Selling Stockholder within the meaning of the Act; and the obligations of the Selling Stockholders under this Section 1 shall be in addition to any liability that the Selling Stockholders may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act (other than the Selling Stockholders).
     2. The respective indemnities and agreements of the Company and the Selling Stockholders, as set forth in this Indemnity Agreement or made by or on behalf of them, respectively, pursuant to this Indemnity Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any of the Selling Stockholders, or any officer or director or controlling person of the Company, or any controlling person of any Selling Stockholder, and shall survive delivery of and payment for the Shares pursuant to the Underwriting Agreement.

     3. All statements, requests, notices and agreements hereunder shall be in writing, and if to the Selling Stockholders shall be delivered or sent by mail, telex or facsimile transmission to the Selling Stockholders in care of West Corporation, 11808 Miracle Hills Drive, Omaha, NE 68154; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Secretary.
     4. This Indemnity Agreement shall be binding upon, and inure solely to the benefit of, the Company and the Selling Stockholders and, to the extent provided in Sections 1 and 2 hereof, the officers and directors of the Company and each person who controls the Company (other than the Selling Stockholders) or any Selling Stockholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Indemnity Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.
     5. This Indemnity Agreement shall be governed by and construed in accordance with the laws of the State of New York.
     6. This Indemnity Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.
     7. This Indemnity Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Selling Stockholders and the Underwriters, or any of them, with respect to the subject matter hereof, except for the Underwriting Agreement and the Registration Rights Agreement, which shall remain in full force and effect. In the event of a conflict between this Indemnity Agreement and the Registration Rights Agreement, this Indemnity Agreement shall control.
     8. The Company, each of the Selling Stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Indemnity Agreement or the transactions contemplated hereby.

     IN WITNESS WHEREOF, this Indemnity Agreement has been duly executed by the parties as of the date first set forth above.

West Corporation
By:	/s/ Thomas B. Barker
	Name:	Thomas B. Barker
	Title:	Chief Executive Officer

Gary L. West
By:	/s/ Gary L. West

Mary E. West
By:	/s/ Mary E. West